UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 28, 2014

METHES ENERGIES INTERNATIONAL LTD
 (Exact name of Registrant as specified in its charter)

Nevada	001-35652	71-1035154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D-272, Las Vegas, Nevada	89103
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (702) 932-9964

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On August 28, 2014, Methes Energies International Ltd. (“Methes”) issued a press release, announcing that it has: (i) entered into a feedstock credit facility with a major provider of credit to the renewable fuels industry (the “Lender”), that will provide Methes all the feedback that is requested to run at full current capacity and allow Methes to fulfill future orders for biodiesel that it receives from its customers that have been approved by the Lender; and (ii) established a feedstock hedging account with the Lender to protect its margins against market price fluctuations (the “Feedstock Credit Facility”).

The Lender is a subsidiary of a Fortune 500 company which trades in a number of commodities and the group has important connections in the biodiesel industry.  The Feedstock Credit Facility replaces Methes’ preexisting $1.5 million credit facility.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated August 28, 2014 announcing the Feedstock Credit Facility.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Methes Energies International Ltd.

Dated: August 28, 2014	By:	/s/ Michel G. Laporte
Michel G. Laporte,
Chief Executive Officer